COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 1996


         At December 31, 1996, the Registrant had no 100% owned subsidiaries.

         At December 31, 1996, the financial statements of the following entities were consolidated with those of the Registrant in the Consolidated Financial Statements incorporated herein:

                  Cousins Real Estate  Corporation  and  subsidiaries  (100% of non-voting common stock and 100% of preferred stock owned by Registrant); subsidiaries include Cousins MarketCenters, Inc. (100% owned by Cousins Real Estate Corporation)
                  Rocky Creek Properties, Inc. & MT&E - Macon-Harris (75% owned by Registrant)
                  Perimeter Expo Associates, L.P. (90% owned by Registrant and
                    10% owned by Cousins MarketCenters, Inc.)
                  Cousins, Inc. (100% owned by Registrant)

         At December 31, 1996, the Registrant and its consolidated entities had the following significant unconsolidated subsidiaries which were not 100% owned:

                  CC-JM II Associates (50% owned by Registrant)
                  C-H Associates, Ltd. (49% owned by Cousins Real Estate Corporation) C-H Leasing Associates (50% owned by Cousins Real Estate Corporation) C-H Management Associates (50% owned by Cousins Real Estate Corporation) CSC Associates, L.P. (50% owned by Registrant) Green Valley Associates II (50% owned by Registrant) Haywood Mall Associates (50% owned by Registrant) Hickory Hollow Associates (50% owned by Cousins Real Estate Corporation) Norfolk Hotel Associates (50% owned by Registrant)
                  MC Dusseldorf Holding B.V. (10% voting interest owned by Registrant and 40% voting interest owned by Cousins Real Estate Corporation) Wildwood Associates (50% owned by Registrant) Ten Peachtree Place Associates (50% owned by Registrant) Temco Associates (50% owned by Cousins Real Estate Corporation)